Exhibit 99.1
News Release

Contact: Glen L. Stiteley
Chief Financial Officer - (815) 725-1885
Source:   First Community Financial Partners, Inc.

First Community Financial Partners, Inc. Reports Net Income of $3.5 million, or $0.21 per Diluted Share, for the Nine Months Ended September 30, 2014

Joliet, Illinois, October 21, 2014 - First Community Financial Partners, Inc. (OTCQB: FCMP, “First Community”), the parent company of First Community Financial Bank (the “Bank”), today reported that its net income applicable to common shareholders for the three months ended September 30, 2014 rose to $1.9 million, or $0.11 per diluted share, compared with $1.3 million, or $0.08 per diluted share, for the three months ended June 30, 2014.

Third Quarter 2014 Highlights

•	Loans increased $30.1 million from $659.0 million at September 30, 2013 to $689.1 million at September 30, 2014.

•	Noninterest bearing deposit accounts increased $15.0 million in the third quarter of 2014 and $25.6 million year over year.

•	Pre-tax pre-provision income was $3.2 million for the quarter ended September 30, 2014 compared to $2.3 million for the same quarter in 2013.

•	Book value per common share increased 1.50% from $5.34 at September 30, 2013 to $5.42 at September 30, 2014, and increased $.10 per common share since June 30, 2014.

•	Nonperforming assets were 1.37% of total assets at September 30, 2014 compared to 2.88% at September 30, 2013.

"We are beginning to see the results of our aggressive efforts to clean up our loan portfolio," noted Roy C. Thygesen, Chief Executive Officer. "In addition to continued strong core earnings, our substantial reduction in nonperforming loans earlier in the year allowed us to eliminate additional loan loss provision expense for the third quarter. We are very pleased with our third quarter results, which included continued substantial growth in both loan and noninterest bearing demand deposit balances, as well as year over year pre-tax pre-provision income improvement."

Third Quarter 2014 Financial Performance

Balance sheet

•	Noninterest bearing deposit accounts increased $25.6 million from $114.7 million at September 30, 2013 to $140.3 million at September 30, 2014.

•	Commercial loans increased $9.7 million in the third quarter of 2014 and increased $21.5 million year over year, allowing First Community to reduce its concentration of commercial real estate loans.

•
Noninterest bearing deposit accounts increased $15.0 million in the third quarter of 2014 and $25.6 million year over year, and money market accounts increased $2.1 million in the third quarter of 2014 and $51.3 million year over year. This growth has reduced First Community's overall reliance on time deposits for funding its balance sheet. Time deposits decreased $26.5 million in the third quarter of 2014 and $26.9 million year over year.

•	First Community's ratio of tangible common shareholders' equity to tangible assets was 9.78% at September 30, 2014, compared to 9.55% at June 30, 2014, and 10.16% at September 30, 2013.
Revenues

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Net interest income was $7.3 million for the third quarter of 2014 compared to $7.3 million for the second quarter of 2014, an increase of $21,000. Net interest income increased $186,000 from $7.1 million for the quarter ended September 30, 2013

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Interest income on loans was $8.0 million in the third quarter of 2014 compared to $8.1 million in the second quarter of 2014, and $8.0 million for the quarter ended September 30, 2013. Loans booked in the past year have been at lower yields due to current market conditions. In addition, balances on lower yielding commercial lines of credit have increased as the Bank continues to diversify away from commercial real estate loans.

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Interest income on securities was $848,000 for the third quarter of 2014 compared to $737,000 for the second quarter of 2014 and $536,000 for the quarter ended September 30, 2013. The increase in income on securities relates to growth in the portfolio, which was up $12.6 million year over year; in addition, the change in investment strategy has led to increases in overall yield.

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Interest expense on deposits was $1.1 million for the third quarter of 2014 compared to $1.1 million for the second quarter of 2014 and $1.2 million for the quarter ended September 30, 2013. The shift in deposit mix from time deposits to noninterest bearing deposit accounts and money market accounts has helped to bring down the overall cost of funds and maintain overall deposit interest expense.

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Interest on subordinated debt increased $117,000 to $432,000 for the quarters ended September 30, 2014 and June 30, 2014, compared to $315,000 for the quarter ended September 30, 2013 as a result of the subordinated debt issued on September 30, 2013.

•	Noninterest income was $966,000 for the third quarter of 2014 compared to $845,000 for the second quarter of 2014 and $306,000 for the third quarter 2013.

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Service charges on deposit accounts increased $58,000 in the third quarter of 2014 compared to the second quarter of 2014, and increased $77,000 from the third quarter of 2013. Increases in noninterest bearing deposits and money market accounts has lead to greater fee income in addition to higher levels of overdraft fees over prior periods.

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Gains on sale of securities increased $369,000 in the third quarter of 2014 compared to $38,000 in the second quarter of 2014 and $0 in the third quarter 2013. The increase in gains on sales of securities was the result of changes in investment strategy resulting in increased sales of securities.

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Mortgage fee income increased $113,000 in the third quarter of 2014 compared to the second quarter of 2014 and increased $133,000 from the third quarter of 2013. Mortgage lending staff was added in the third quarter 2013.

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Other noninterest income was down $391,000 over the second quarter of 2014 and $43,000 over the third quarter of 2013. Included in other noninterest income for the second quarter of 2014 was $483,000 of income related to proceeds received from a bank owned life insurance policy.

•	Noninterest expense was $5.1 million for the third quarter of 2014 compared to $5.4 million for the second quarter of 2014 and $5.1 million for the third quarter of 2013.

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Salaries and benefits expense increased $27,000, or 0.97%, from the second quarter of 2014 and increased $103,000 from the third quarter of 2013. The increase from the third quarter of 2013 was due to additions to mortgage lending staff and the additions of two market presidents.

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Occupancy expense decreased $34,000 in the third quarter of 2014 compared to the second quarter of 2014, and was down $17,000 from the third quarter of 2013, due to the purchase of our previously leased Channahon branch building in the second quarter of 2014.

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Professional fees decreased $27,000 from the second quarter to the third quarter of 2014 and $176,000 from the third quarter of 2013. As nonperforming assets have declined, there has been a decrease in legal fees. In addition, cost savings continue as a result of the charter consolidation in 2013.

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Losses and write downs on foreclosed assets account for the biggest portion of other noninterest expense and were down $291,000 over the second quarter of 2014 and up $78,000 from the third quarter of 2013. The write downs on foreclosed assets were due to updated appraisals, more write downs were taken in the second quarter 2014 based on timing of the appraisals. There were no writedowns on foreclosed assets taken in the third quarter of 2013.

Continued Aggressive Cleanup of Loan Portfolio

•	Nonperforming assets declined by $12.0 million from September 30, 2013 and increased $140,000 from June 30, 2014 to $12.6 million at September 30, 2014.

◦	Nonperforming loans have decreased $11.2 million or 55.35% since September 30, 2013. Nonperforming loans increased by $579,000 in the third quarter of 2014, due to the addition of one relationship.

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Provision for loan losses expense decreased from $667,000 for the quarter ended June 30, 2014 and $1.2 million for the quarter ended September 30, 2013 to $0 for the quarter ended September 30, 2014. The results reflect the substantial improvement in the credit quality of the loan portfolio since September 30, 2013, and overall improvement in the three year loss horizon, which is the starting point in the allowance for loan loss calculation and in turn loan loss provisions.

◦	Net charge-offs were $511,000 for the quarter ended September 30, 2014, compared to $2.6 million for the quarter ended June 30, 2014 and $1.6 million for the quarter ended September 30, 2013.

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The allowance for loan losses represents 2.01% of total loans and 153.02% of nonperforming loans at September 30, 2014. The ratio of allowance for loan losses to nonperforming loans improved over the last year from 99.51% at September 30, 2013.

About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the OTCQB marketplace (OTCQB: FCMP). First Community Financial Partners, Inc. has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, Inc., with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of First Community and its wholly owned bank subsidiary to realize the synergies from the recent merger of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with the First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s service areas; system failures; losses of large customers; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 20, 2014.

Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

First Community Financial Partners, Inc.
Selected Quarterly Financial Data

	2014			2013
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Selected Operating Data	(dollars in thousands, except per share data)(unaudited)
Interest income	$8,859	$8,842	$8,356	$8,800	$8,609
Interest expense	1,578	1,582	1,584	1,601	1,514
Net interest income	7,281	7,260	6,772	7,199	7,095
Provision for loan losses	—	667	1,999	4,086	1,216
Net interest income after provision for loan losses	7,281	6,593	4,773	3,113	5,879
Noninterest income	966	845	621	424	306
Noninterest expense	5,088	5,411	4,657	4,853	5,079
Income (loss) before income taxes	3,159	2,027	737	(1,316)	1,106
Income tax expense (benefit)	1,149	557	231	(572)	(14,102)
Net income (loss)	2,010	1,470	506	(744)	15,208
Dividends and accretion on preferred shares	(145)	(144)	(145)	(177)	(236)
Redemption of preferred shares	—	—	—	—	1,988
Net income (loss) applicable to common shareholders	$1,865	$1,326	$361	$(921)	$16,960

Per Share Data
Basic earnings (loss) per common share	$0.11	$0.08	$0.02	$(0.06)	$1.05
Diluted earnings (loss) per common share	$0.11	$0.08	$0.02	$(0.06)	$1.03
Book value per common share	$5.42	$5.32	$5.22	$5.24	$5.34
Weighted average common shares - basic	16,549,096	16,548,399	16,398,348	16,231,167	16,198,676
Weighted average common shares - diluted	16,770,189	16,740,390	16,642,021	16,231,167	16,403,793
Common shares outstanding-end of period	16,552,063	16,548,563	16,548,313	16,333,582	16,221,413

Performance Ratios
Annualized return on average assets	0.81%	0.60%	0.17%	(0.42)%	8.05%
Annualized return on average common equity	7.81%	5.66%	1.67%	(3.40)%	71.68%
Net interest margin	3.34%	3.45%	3.29%	3.52%	3.47%
Interest rate spread	3.14%	3.26%	3.10%	3.32%	3.26%
Efficiency ratio (1)	61.70%	66.76%	62.99%	63.66%	68.63%
Average interest-earning assets to average interest-bearing liabilities	127.65%	124.87%	125.03%	125.67%	128.05%
Average loans to average deposits	88.19%	89.68%	90.95%	92.97%	92.29%

Footnotes:
(1) We calculate our efficiency ratio by dividing noninterest expense by the sum of net interest income and noninterest income.

First Community Financial Partners, Inc.
Summary of Selected Period-End Financial Data

	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Selected Balance Sheet Data	(dollars in thousands)(unaudited)
Total assets	$917,891	$922,128	$870,058	$867,576	$852,409
Total securities (1)	157,093	168,072	149,902	142,283	144,111
Loans	689,144	664,390	661,898	652,131	659,040
Allowance for loan losses	(13,871)	(14,383)	(16,351)	(15,820)	(20,203)
Net loans	675,273	650,007	645,547	636,311	638,837
Total deposits	758,115	763,632	729,426	725,401	698,330
Subordinated debt	19,326	19,319	19,312	19,305	19,298
Other borrowed funds	40,506	30,890	25,798	25,563	38,659
Shareholders’ equity (2)	95,981	94,266	92,534	91,587	92,660

Asset Quality
Nonperforming loans(3)	9,065	8,486	15,264	23,194	20,303
Nonperforming assets(4)	12,554	12,414	19,465	27,610	24,517
Nonperforming loans (3) to total loans	1.32%	1.28%	2.31%	3.56%	3.08%
Nonperforming assets(4) to total assets	1.37%	1.35%	2.24%	3.18%	2.88%
Allowance for loan losses to nonperforming loans	153.02%	169.49%	107.12%	68.21%	99.51%
Allowance for loan losses to total loans	2.01%	2.16%	2.47%	2.43%	3.07%

Capital Ratios
Tangible common equity to tangible assets(5)	9.78%	9.55%	9.93%	9.86%	10.16%
Average equity to average total assets	10.37%	10.54%	10.66%	10.85%	9.91%
Tier 1 leverage	8.81%	8.79%	8.76%	8.87%	9.22%
Tier 1 risk-based capital	10.85%	10.52%	9.61%	9.77%	10.48%
Total risk-based capital	14.64%	14.44%	13.37%	13.55%	14.41%

Footnotes:
(1) Includes available for sale securities recorded at fair value and Federal Home Loan Bank stock at cost.
(2) Includes shareholders’ equity attributable to outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and Fixed Rate Cumulative Perpetual Preferred Stock, Series C.
(3) Nonperforming loans include loans on non-accrual status and those past due more than 90 days and still accruing interest.
(4) Nonperforming assets consist of nonperforming loans and other real estate owned.
(5) Tangible common equity to tangible assets is total shareholders' equity less preferred stock divided by total assets

First Community Financial Partners, Inc.
Reconciliation of Non-GAAP Selected Quarterly Financial Data

	2014			2013
	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Selected Operating Data	(dollars in thousands)(unaudited)
Net interest income	$7,281	$7,260	$6,772	$7,199	$7,095
Noninterest income	966	845	621	424	306
Noninterest expense	5,088	5,411	4,657	4,853	5,079
Adjusted pre-tax pre-provision income	$3,159	$2,694	$2,736	$2,770	$2,322